Exhibit 99.2

AutoNation, Inc. Announces Pricing of $600.0 Million
Aggregate Principal Amount of Senior Notes

FORT LAUDERDALE, Fla. (April 5, 2006) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, announced today the pricing of $300.0 million aggregate principal amount of senior unsecured fixed rate notes due 2014 at 7.00% and $300.0 million aggregate principal amount of senior unsecured floating rate notes dues 2013. The floating rate notes will bear interest equal to LIBOR plus 2.00% per year, adjusted quarterly.

The Company intends to use the net proceeds from the offering, together with bank financing and existing cash, to purchase 50 million shares of its common stock at a price per share of $23.00 pursuant to its previously announced common stock tender offer and up to $323.5 million of aggregate principal amount of its 9% senior notes due 2008 pursuant to its previously announced debt tender offer and consent solicitation. The bank financing is expected to include a $600.0 million term loan and borrowings of approximately $125.0 million under an amended revolving credit facility.

Subject to the satisfaction or waiver of certain conditions, the Company expects to consummate the senior note offering, the equity tender offer and the debt tender offer and consent solicitation on April 12, 2006.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states.

The senior unsecured notes are being offered solely by means of a confidential offering memorandum in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The senior unsecured notes being offered have not been registered under the Securities Act or securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or the laws of any state. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such senior unsecured notes and is issued pursuant to Rule 135c under the Securities Act.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of AutoNation, Inc. common stock. The common stock tender offer is being made only pursuant to the offer to purchase, letter of transmittal and related materials that AutoNation distributed to its stockholders and filed with the Securities and Exchange Commission on March 10, 2006. Stockholders and investors should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the offer. Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company has filed with the Securities and Exchange Commission at the Commission’s website at http://www.sec.gov or by calling Innisfree M&A Incorporated, the information agent for the common stock tender offer, toll-free at (877) 825-8631. Stockholders are urged to read these materials prior to making any decision with respect to the common stock tender offer.

In addition, this press release does not constitute an offer to buy or the solicitation of an offer to sell AutoNation’s 9% senior notes due 2008. The debt tender offer and the consent solicitation are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials that AutoNation previously distributed to noteholders. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the offer and the consent solicitation.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AutoNation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in AutoNation’s SEC filings. AutoNation undertakes no duty to update its forward-looking statements. Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.